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EXHIBIT 10.14

                                BROKER AGREEMENT


         THIS AGREEMENT is entered into as of the 1st day of April, 1996, by and between KRAFT FOODS, INC., a Delaware corporation, with a place of business at 930 South Avenue, Suite 11, Colonial Heights, VA 23834 ("Kraft"), and MIKE'S ORIGINAL, INC., with its principal place of business at 131 Jericho Turnpike, Jericho, NY 11753 ("Mike's").

         WHEREAS, Mike's wishes to engage Kraft's services as a broker with respect to sales of Mike's products to the United States military; and

         WHEREAS, Kraft is willing to act as such a broker on the terms and conditions set forth in this Agreement;

    NOW, THEREFORE, the parties agree as follows:

    1. Representation. Kraft shall represent Mike's in the sales of those products listed in Exhibit A, attached hereto and incorporated herein by reference (the "Products"), to the military institutions listed on Exhibit B, attached hereto and incorporated herein by reference (the "Military Customers"), on the terms and conditions set forth below. Such representation shall be exclusive within the Super Premium ice cream category. Kraft shall also represent Mike's in the sale of such other products to such other customers as the parties may mutually agree to from time to time, as reflected by written amendments to Exhibits A and B, respectively.

     2. Effective Date. The term of this Agreement shall commence as of April 1, 1996, and shall continue for a period of one year, unless earlier terminated pursuant to Section 8 hereof. After such initial term, this Agreement shall renew for successive periods of one year, unless either party shall notify the other in accordance with Section 8A of its desire to terminate this Agreement.

     3. Obligations of Kraft. During the term of this Agreement, Kraft shall perform the following obligations in a professional and workmanlike manner:

              A. Offer all the Products for sale to the Military Customers. The parties acknowledge and agree that Kraft is acting as a sales representative only with respect to the Products. Kraft shall not purchase or inventory the Products, take title to the Products or bear any risk of loss or liability with respect to the Products.

              B. Make recommendations concerning the selection of delivery agents to provide delivery services to the Military Customers; provided, however, that Mike's shall have the sole discretion as to whether such delivery agents are actually utilized to deliver such Products (the delivery agents actually contracted by Mike's shall be referred to herein as the "Delivery Agents").

              C. Assist Mike's in managing issues with the Delivery Agents. Such assistance shall include using reasonable efforts to assure that Delivery Agents provide Mike's with (i) timely proof of delivery documents in accordance with Mike's contract with such Delivery Agents; (ii) proper ordering and stock rotation; and (iii) quality delivery service and Product presentation at the stores of the Military Customers.

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              D.   Accept pricing information and information regarding Product additions or deletions form Mike's and maintain and distribute to the Military Customers.

              E. Make recommendations concerning marketing plans and trade deals; provided, however, that Mike's shall have sole discretion whether to accept such recommendations and shall be solely responsible and liable for all decisions and agreements relating to pricing, marketing and promotions of the Products, including but not limited to any most favored customer warranties made by Mike's to the government.

              F. Make payments to Military Customers located outside the Continental United States for trade promotions that have been authorized by Mike's and provide Mike's with invoices on a quarterly basis for the aggregate amount of such trade promotions payments. Mike's shall reimburse Kraft for such payments in accordance with Section 5D.

              G. Provide assistance with respect to unsaleable Products. Such assistance shall include: (i) picking up such unsaleable Products at the Military Customer's store; (ii) reimbursing the applicable Military Customer as the shelf price of such Product in effect on the date of pick-up; (iii) completing Military Customer's vendor credit memorandum ("VCM") which serves as supporting backup to the unsaleable reimbursement (except that in the case of overseas deliveries, such VCM shall be prepared by Kraft's overseas broker, S&K Sales Company); (iv) on a quarterly basis, provide Mike's with an invoice for the aggregate amount of VCMs reimbursed during such quarter, together with such supporting internal documentation as is reasonably available to Kraft. Mike's shall reimburse Kraft for such payments in accordance with Section 5E.

              H. If requested by Mike's, provide assistance in resolving disputes with Military Customers regarding deductions or other issues relating to the collection of accounts receivable; provided, however, that Mike's shall bear all financial and legal risks associated with the collection of such accounts receivable.

              I. In the case of products that are proposed to be introduced to Military Customers, pick up samples for such products from the Delivery Agents and demonstrate them with the Military Customers. Samples shall be shipped by Mike's to Delivery Agents for this purpose and should be recognized by the Delivery Agents as "No Charge" samples for Kraft's sales use.

              J. In the case of distribution voids, purchase samples with Mike's approval for use with Military Customers in such quantities as may be authorized by Mike's and provide Mike's quarterly with an invoice for such purchases, together with such supporting documentation as is reasonably available to Kraft. Mike's shall reimburse Kraft for such payments in accordance with Section 5F hereof.

     4. Obligations of Mike's. During the term of this Agreement, Mike's shall perform the following obligations in a professional and workmanlike manner.

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              A. Establish  separate  contracts with the Military  Customers and the Delivery Agents and advise Kraft of the terms and conditions of, termination of and/or material amendments to such contracts and any other information that Kraft shall deem relevant to enable Kraft to perform its obligations hereunder. Mike's acknowledges that Kraft is not a party to, or a third party beneficiary of, any of these contracts with the Military Customers or the Delivery Agents and shall have no responsibility for liabilities arising in contract or tort under such contracts or arising out of the pricing, manufacture, storage or delivery of Products to the Military Customers.

              B. File such certifications and/or documentation as may be required by federal, state or local law or regulation regarding the brokerage relationship between Kraft and Mike's with respect to sales of the Products.

              C. Provide Kraft with current, accurate and complete information regarding the Products, pricing, marketing, trade promotions and Retail Order Agreement changes. All data relating to Product and pricing changes and trade promotions shall be submitted to the Kraft Sales Planning Department not less than forty-five (45) days prior to their respective effective dates.

              D. Provide timely approvals of the marketing plans and trade promotions recommended by Kraft and Retail Order Agreement amendments; provided, however, that such approval may be withheld in Mike's sole discretion.

     5. Commissions and Other Payments.

              A. Commissions. In full and complete consideration for the services to be provided by Kraft under this Agreement, Mike's shall pay Kraft commissions as follows:

                  (i) Mike's shall pay an initial commission of five percent (5%) on all Net Sales of the Products to Military Customers located inside the Continental United States. "Net Sales" hereunder shall be defined as Mike's then current published list price for a Product minus any Vendor Price Reductions or similar off-invoice allowances. Such commissions shall be paid on a monthly basis as soon as practicable (but not more than ten (10) days) after the close of business for the month to the following address: Kraft Foods, Inc., 930 South Avenue, Suite 11, Colonial Heights, VA 23834, Attention: Steve Smith - Military Sales. The parties intend that this five percent (5%) commission be in effect for an initial period only, and that such commission shall be amended at such time as the parties shall mutually agree in writing to be payable as follows:
(i) four percent (4%) of Net Sales commission payable in accordance with the foregoing payment terms plus (ii) one percent (l%) of Net Sales commission payable upon Kraft's achievement of such sales volume objectives as the parties may agree to in writing.

                  (ii) Mike's shall pay a commission of three percent (3%) on all Net Sales of Products to Military Customers located outside the Continental United States. Such commissions shall be paid on a monthly basis as soon as practicable (but not more than ten (10) days after the close of business for the month to Kraft's overseas military sales broker at the following address: S&K Sales Company, 1172 Azalea Garden Road, Norfolk VA 23502, Attention: Linda Viohl.

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                  (iii) Mike's shall pay an additional initial commission of two percent (2%) to Kraft on all Net Sales of Products to Military Customers located
outside  the   Continental   United  States  to  cover  Kraft's   marketing  and
administrative support of the overseas market and sales management of Kraft's overseas broker. Such commissions shall be paid on a monthly basis as soon as practicable (but not more than ten (10) days) after the close of business for the month and mailed to the address set forth in Section 5A(i) hereof. The parties intend that this two percent (2%) commission be in effect for an initial period only, and that such commission shall be amended at such time as the parties shall mutually agree in writing to be payable as follows: (i) one percent (1%) of Net Sales commission payable in accordance with the foregoing payment terms plus (ii) one percent (1%) of Net Sales commission payable upon Kraft's achievement of such sales volume objectives as the parties may agree to in writing.

              B.  Stocking Allowances.

                  (i) Mike's shall ensure that its Product pricing is sufficient to cover a thirty-six cents ($.36) per case charge for vendor stocking services.

                  (ii) Mike's shall pay monthly, within ten (10) days of receipt, all invoices delivered by Kraft's stockage broker, Prime Team Services, with respect to stocking services performed in connection with the Products in the Continental United States. Such invoices shall have been audited and approved in advance by Kraft prior to their submission to Mike's by Prime Team Services.

                  (iii) Mike's shall pay to Kraft thirty-six cents ($.36) per case for each case of Product delivered to Military Customers not located in the Continental United States to cover stocking allowances paid by S&K Sales Co., Kraft's overseas sales broker. Such stocking allowance shall be paid on a monthly basis as soon as practicable (but not more than ten (10) days) after the close of business for the month and mailed to the address set forth in Section 5A(i) hereof.

              C. Delivery Agent Fees. Mike's shall pay the Delivery Agents for services rendered in connection with the delivery of the Products to the Military Customers in accordance with Mike's agreements with such Delivery Agents.

              D. Trade Promotions. In accordance with Section 3(f) hereof, Mike's shall reimburse Kraft for all trade promotion payments made by Kraft's overseas broker to Military Customers located outside the Continental United States. Such payments shall be made within ten (10) days of receipt of Kraft's quarterly invoice for such amounts, with the notation of "trade promotion payments" on the check.

              E. Unsaleable Payments. In accordance with Section 3(g) hereof Mike's shall reimburse Kraft for all VCMs reimbursed by Kraft to Military Customers for unsaleable Products. Such payments shall be made within ten(10)days of receipt of Kraft's quarterly invoice for such amounts, with the notation of "unsaleable reimbursement" on the check.

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              F.  Distribution  Void Samples.  In  accordance  with Section 3(i)
hereof, Mike's shall reimburse Kraft for all samples purchased for purposes of making sales presentations to military customers in an effort to close an existing distribution void. Such payments shall be made within ten (10) days of receipt of Kraft's quarterly invoice for such amounts, with the notation of "distribution void samples" on the check.

         6. Prices and Terms of Sale. Kraft shall quote to the Military Customers only those prices and other terms that Mike's shall designate to Kraft in writing from time to time.

         7. Independent Status. Neither Mike's nor Kraft shall have any authority to employ any person on behalf of the other. Each party shall have (as between the parties) the exclusive right to select, engage, fix the compensation of, discharge, and otherwise to manage, supervise, and control the persons hired by it and shall, with respect to all such persons, perform all obligations and discharge all liabilities imposed upon employers under labor, wage-hour, workman's compensation, unemployment compensation or insurance, social security, and other Federal, State and local laws and regulations.

         8.   Termination.

              A. This Agreement may be terminated by either party at any time for any reason upon thirty (30) days written notice by one party to the other. Such termination shall be deemed effective immediately upon notice being given. In the event of such termination, Mike's shall make all payments as set forth in this Agreement on Products that are sold and shipped to the Military Customers through the date on which termination is effective.

              B. This Agreement shall terminate immediately without the necessity of prior notice if (a) either party should discontinue or cease doing business, (b) either party should become bankrupt or insolvent or take advantage of any bankruptcy or insolvency act or make an assignment of the benefit of creditors, (c) a controlling interest in either party's organization is acquired by any third party, (d) either party fails to comply with or perform any material provisions of this Agreement, and such failure is not cured within thirty (30) days of written notification of such failure, (e) Mike's contract with the government is terminated for any reason, (f) either party is debarred, suspended or in any way sanctioned by the United States government, or (g) any warranty made by either party is breached or is false or misleading in any material respect.

              C. Upon notification receipt or issuance under Section 8A or termination under Section 8B hereof, Kraft will immediately discontinue all services described in this Agreement and will incur no further commissions or expenses pursuant hereto without Mike's prior written approval. Except as otherwise specifically provided herein, termination of this Agreement shall not relieve the parties of any obligation accruing with respect to this Agreement prior to such termination.

         9.  Notice.   All notices,  reports and receipts  shall be in writing
and shall be deemed duly given on (i) the date of personal or courier delivery; (ii) the date of transmission by telecopy or other electronic transmission service, provided a confirmation copy is also sent no later than the next business day by postage paid, return receipt requested first-class mail; or (iii) three (3) business days after the date of deposit in the United States mails, by postage paid, return receipt requested first-class mail, addressed as follows:

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If to Kraft:                      Kraft Foods, Inc.
                                  930 South Avenue
                                  Suite 11
                                  Colonial Heights, VA 23834

Attention:                        Steve Smith - Military Sales
                                  Telecopy No: (804) 524-3723

If to Mike's:                     Mike's Original, Inc.
                                  131 Jericho Turnpike
                                  Jericho, NY 11753

Attention:                        Dan Kelly - President & COO
                                  Telecopy No: ________________



Either party may change its mailing address by written notice to the other party in accordance with this paragraph.

         10.  Indemnification; Compliance with Laws.

              A. Kraft shall indemnify, defend and hold Mike's, its employees and agents harmless from and against any and all liabilities, losses, costs, damages, injuries, claims, suits, judgments, causes or action and expenses (including reasonable attorney's fees, court costs and out-of-pocket expenses) (collectively the "Liabilities") suffered or incurred by Mike's as a result of a breach of any representation, warranty or covenant made hereunder by Kraft or any negligent act or deed, whether by way of tort or contract, committed or omitted by Kraft, its employees or agents in the performance of this Agreement.

              B. Mike's shall indemnify, defend and hold Kraft, its employees and agents harmless from and against any and all Liabilities suffered or incurred by Kraft as a result of a breach of any representation, warranty or covenant made hereunder by Mike's or any negligent act or deed, whether by way of tort or contract, committed or omitted by Mike's, its employees or agents in the performance of this Agreement.

              C. In addition to the foregoing, Mike's acknowledges that Kraft is engaged hereunder solely to sell Products to the Military Customers and that Kraft shall not take title to or have possession of any Products at any time other than product samples for selling purposes. Mike's shall indemnify Kraft and hold Kraft, its employees and agents harmless from and against any and all Liabilities arising out of the pricing, manufacture, production, storage or delivery of the Products, whether such Liabilities are for personal injury, property damage or otherwise and all liabilities arising out of Mike's contracts with the government.